UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 11, 2014

STEWART INFORMATION SERVICES CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-02658	74-1677330
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1980 Post Oak Blvd. Houston, Texas	77056
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 713-625-8100

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On June 11, 2014, Stewart Information Services Corporation (the “Company”) announced that a settlement involving approximately 500 plaintiffs representing more than 90 percent of the total number of plaintiffs has been reached, pending execution of a final settlement agreement, in the Cuesta Litigation in California. (See the Notes to the Condensed Consolidated Financial Statements in the Company’s first quarter 2014 Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on May 1, 2014 for a full description of these cases.)

Under the terms of the settlement, Cuesta Title Company, Stewart Title of California, Inc., and Stewart Title Guaranty Company have agreed to pay approximately $10.53 million to resolve the state court cases with the settling plaintiffs. A copy of the press release announcing the settlement is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

The following exhibits are filed herewith:

Exhibit No.	Description

99.1	Press release dated June 11, 2014

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

STEWART INFORMATION SERVICES CORPORATION

By:	/s/ J. Allen Berryman
J. Allen Berryman, Chief Financial Officer,
Secretary, Treasurer and Principal Financial Officer

Date: June 12, 2014

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release dated June 11, 2014